EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES
THIRD QUARTER RESULTS

Company provides revised revenue and earnings guidance

Natick, MA (October 14, 2005) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for its third quarter ended September 30, 2005 and provided revised revenue and earnings-per-share guidance for the fourth quarter and full year of 2005.

Third Quarter Financial Results:

Net sales for the third quarter were $1.511 billion as compared to $1.482 billion for the third quarter of 2004, an increase of two percent. Worldwide coronary stent sales for the third quarter were $633 million as compared to $686 million for the third quarter of 2004. Worldwide sales of TAXUS® paclitaxel-eluting coronary stent systems were $601 million.

During the quarter, the Company recorded special charges of $616 million, net of tax. The after-tax special charges for the quarter consisted primarily of $598 million related to the previously announced settlement agreement with Medinol. The reported net loss for the quarter, including net special charges, was $269 million, or $0.33 per share.

Net income for the quarter, excluding net special charges, was $347 million, or $0.42 per share, as compared to $404 million, or $0.47 per share in the third quarter of 2004.

Fourth Quarter and Full Year 2005 Guidance:

For the fourth quarter, worldwide sales are expected to range between $1.550 billion and $1.590 billion. Earnings per share for the fourth quarter, excluding net special charges, are expected to range between $0.40 and $0.44 per share.

Worldwide sales for the full year are expected to range between $6.293 billion and $6.333 billion. Earnings per share for 2005, excluding net special charges, are expected to range between $1.81 and $1.85 per share.

“During the quarter, we maintained our drug-eluting stent leadership position and experienced significant growth in international TAXUS® stent system sales,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific. “In addition, we were encouraged by the enthusiastic physician response to our next-generation TAXUS® Liberté™ stent system, which we recently

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Boston Scientific Corporation/Page 2
October 14, 2005

launched in Europe. Overall, we were pleased with the solid growth in most of our businesses, with the exception of U.S. drug-eluting stent sales.”

The Company plans to communicate guidance for 2006 in January.

Boston Scientific officials will be discussing these and other issues with analysts on a conference call at 9:00 a.m. (ET) Friday, October 14. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

The Company discloses non-GAAP or pro forma measures that exclude certain charges. Non-GAAP measures may exclude such items as charges related to purchased in-process research and development and certain litigation. Management uses these measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in the Company’s business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and introduction, clinical trials, regulatory approvals, competitive offerings, intellectual property, litigation, the Company’s overall business strategy, and other factors described in the Company’s filings with the Securities and Exchange Commission.

CONTACT:	Milan Kofol
508-650-8569
Investor Relations
Boston Scientific Corporation

Paul Donovan
508-650-8541
Media Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004

In millions, except per share data	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Net sales	$1,511		$1,511	$1,482		$1,482
Cost of products sold	343		343	309		309
Gross profit	1,168		1,168	1,173		1,173

Selling, general and administrative expenses	444	$(11)	433	504	$(110)	394
Research and development expenses	181	(7)	174	145		145
Royalty expense	52		52	57		57
Amortization expense	47	(10)	37	34		34
Litigation-related charges	780	(780)		75	(75)
	1,504	(808)	696	815	(185)	630
Operating (loss)/income	(336)	808	472	358	185	543

Other income (expense):
Interest expense	(21)		(21)	(19)		(19)
Other, net	5		5	9		9

(Loss)/income before income taxes	(352)	808	456	348	185	533
Income taxes	(83)	192	109	90	39	129

Net (loss)/income	$(269)	$616	$347	$258	$146	$404

Net (loss)/income per common share - assuming dilution	$(0.33)		$0.42	$0.30		$0.47

Weighted average shares outstanding - assuming dilution	819.9		830.8	861.0		861.0

	Nine Months Ended September 30, 2005			Nine Months Ended September 30, 2004

In millions, except per share data	Reported	Adjustment	Adjusted	Reported	Adjustments	Adjusted

Net sales	$4,743		$4,743	$4,024		$4,024
Cost of products sold	1,044		1,044	964		964
Gross profit	3,699		3,699	3,060		3,060

Selling, general and administrative expenses	1,346	$(28)	1,318	1,227	$(110)	1,117
Research and development expenses	506	(7)	499	411		411
Royalty expense	174		174	131		131
Amortization expense	114	(10)	104	82		82
Purchased research and development	276	(276)		64	(64)
Litigation-related charges	780	(780)		75	(75)
	3,196	(1,101)	2,095	1,990	(249)	1,741
Operating income	503	1,101	1,604	1,070	249	1,319

Other income (expense):
Interest expense	(58)		(58)	(44)		(44)
Other, net	8		8	9		9

Income before income taxes	453	1,101	1,554	1,035	249	1,284
Income taxes	159	213	372	270	39	309

Net income	$294	$888	$1,182	$765	$210	$975

Net income per common share - assuming dilution	$0.35		$1.41	$0.89		$1.14

Weighted average shares outstanding - assuming dilution	840.3		840.3	858.7		858.7

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
In millions	2005	2004

Assets
Current assets:
Cash, cash equivalents and short-term investments	$917	$1,640
Trade accounts receivable, net	951	900
Inventories	428	360
Other current assets	465	389
Total current assets	2,761	3,289

Property, plant and equipment, net	986	870
Intangible assets, net	3,532	3,340
Investments	581	529
Other assets	216	142
	$8,076	$8,170

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings due within one year	$84	$1,228
Accounts payable and accrued expenses	981	1,010
Other current liabilities	77	367
Total current liabilities	1,142	2,605

Long-term debt	2,430	1,139
Other long-term liabilities	603	401

Stockholders’ equity	3,901	4,025
	$8,076	$8,170

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
REGIONAL SUMMARY
(Unaudited)
	Three Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$926	$979	-5%	-5%

EUROPE	274	236	16%	17%
JAPAN	140	144	-3%	-1%
INTER-CONTINENTAL	171	123	39%	30%
INTERNATIONAL	585	503	16%	15%

WORLDWIDE	$1,511	$1,482	2%	1%

	Nine Months Ended September 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$2,924	$2,499	17%	17%

EUROPE	871	707	23%	20%
JAPAN	440	456	-4%	-5%
INTER-CONTINENTAL	508	362	40%	32%
INTERNATIONAL	1,819	1,525	19%	15%

WORLDWIDE	$4,743	$4,024	18%	16%

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
DIVISIONAL SUMMARY
(Unaudited)
	Three Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$1,068	$1,107	-4%	-4%
Electrophysiology	32	32	0%	0%
Neurovascular	67	60	12%	12%
CARDIOVASCULAR	1,167	1,199	-3%	-3%

Oncology	52	46	13%	15%
Endoscopy	172	157	10%	9%
Urology	85	66	29%	28%
ENDOSURGERY	309	269	15%	15%

Neuromodulation	35	14	150%	155%

WORLDWIDE	$1,511	$1,482	2%	1%

	Nine Months Ended September 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$3,428	$2,922	17%	16%
Electrophysiology	97	95	2%	1%
Neurovascular	206	186	11%	8%
CARDIOVASCULAR	3,731	3,203	16%	15%

Oncology	154	137	12%	11%
Endoscopy	519	474	9%	8%
Urology	238	189	26%	25%
ENDOSURGERY	911	800	14%	13%

Neuromodulation	101	21	381%	376%

WORLDWIDE	$4,743	$4,024	18%	16%